UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 20, 2025

ARCULUS SYSTEM CO., LTD.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-239589	98-1511882
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

4695 MacArthur Court, 11th Fl, Newport Beach, CA 92260

 (Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code. (949) 289-6789

__________________________________________________________________________________________

Azzurro Solutions Corp.

(Former name or former address, if changed since last report.)

Copies to:

Donald P. Hateley, Esq.

The Hateley Firm, APC

620 Newport Center Drive, Suite 1100

Newport Beach, CA 92660

Phone: (949) 438-1040

Fax: (310) 388-5899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2025, Azzurro Solutions Corp. (the “Company”) amended its Articles of Incorporation to change its name to arculus system. This changed was approved by the board of directors and the majority of the shareholders.

The Certificate of Amendment to the Articles of Incorporation described above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full extent of such document.

On March 5, 2025, the Company amended its Articles of Incorporation to: (i) change its name to Arculus System Co., Ltd., and (ii) authorize 75,000,000, $0.001 par value preferred stock. This changed was approved by the board of directors and the majority of the shareholders.

The Certificate of Amendment to the Articles of Incorporation describe above is filed as an exhibit to this Current Report on Form 8-K. The description is qualified in its entirety by reference to the full extent of such document.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit 3.1.1  Certificate of Amendment to Articles of Incorporation with respect to the name change, number of shares of common stock and the preferred stock and reverse split.

Exhibit Number	Description
3.1.1	Certificate of Amendment to Articles of Incorporation with respect to the name change.
3.1.2	Certificate of Amendment to Articles of Incorporation with respect to the name change and the number of shares of common stock and the preferred stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

ARCULUS SYSTEM CO., LTD.

Date: April 1, 2025	By:	/s/ Jian-Meng Yang
Jian-Meng Yang Chief Executive Officer

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